Exhibit 99.2

Nucor Corporation

Offer to Exchange

Up to $439,312,000 of 2.979% Notes due 2055

That Have Been Registered Under

the Securities Act of 1933, as Amended

For a Like Principal Amount of

2.979% Notes due 2055

That Have Not Been Registered Under

the Securities Act of 1933, as Amended

To Our Clients:

We are enclosing herewith a Prospectus, dated                 , 2021 (the “Prospectus”), of Nucor Corporation (the “Company”) and a related Letter of Transmittal (the “Letter of Transmittal”) relating to the offer (the “Exchange Offer”) by the Company to exchange up to $439,312,000 aggregate principal amount of its 2.979% Notes due 2055 (“New Notes”) for a like principal amount of its 2.979% Notes due 2055 (CUSIP Nos. 670346 AT2 and U66980 AC4 / ISIN Nos. US670346AT26 and USU66980AC46) (“Existing Notes”) upon the terms and subject to the conditions set forth in the Prospectus and in the Letter of Transmittal. As set forth in the Prospectus, the terms of the New Notes are substantially identical in all material respects to the terms of the Existing Notes, except that the New Notes are registered under the Securities Act of 1933, as amended (the “Securities Act”), and the transfer restrictions, registration rights and payment of additional interest in case of non-registration applicable to the Existing Notes do not apply to the New Notes.

PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2021, UNLESS EXTENDED BY THE COMPANY IN ITS SOLE DISCRETION.

THE EXCHANGE OFFER IS NOT CONDITIONED ON A MINIMUM AGGREGATE PRINCIPAL AMOUNT OF EXISTING NOTES BEING TENDERED BY THE HOLDERS OF THE EXISTING NOTES.

We are the holder of record of Existing Notes held by us for your account. As the record holder, we can only tender such Existing Notes pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Existing Notes held by us for your account.

We request instructions as to whether you wish to tender any or all of the Existing Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer by completing, executing and returning to us the attached instructions. We urge you to carefully read the Prospectus and the Letter of Transmittal before instructing us to tender your Existing Notes. We also request that you confirm that we may make the representations contained in the Letter of Transmittal on your behalf.

Pursuant to the Letter of Transmittal, each holder of Existing Notes will represent to the Company that (i) any New Notes to be received by the holder in the Exchange Offer will be acquired in the ordinary course of the holder’s business; (ii) the holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of the New Notes in violation of the provisions of the Securities Act; (iii) the holder is not an “affiliate” (as defined in Rule 405 under the Securities Act) of the Company; and (iv) if the holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, a distribution of the New Notes.

If the tendering holder is a broker-dealer that will receive New Notes for its own account in exchange for Existing Notes that were acquired as a result of market-making activities or other trading activities (whether or not it is also an “affiliate” of the Company within the meaning of Rule 405 under the Securities Act), then such broker-dealer must deliver, or, to the extent permitted by applicable law, make available to purchasers, a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. The Securities and Exchange Commission (the “SEC”) has taken the position that such broker-dealers may fulfill their prospectus delivery requirements with respect to the New Notes (other than a resale of an unsold allotment from the original sale of the Existing Notes) by using the Prospectus contained in the registration statement of which the Prospectus forms a part that is declared effective by the SEC. We will allow such broker-dealers and other persons, if any, subject to similar prospectus delivery requirements to use the Prospectus in connection with the resale of such New Notes, subject to certain limitations.

Very truly yours,

INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

The undersigned acknowledge(s) receipt of this letter and the enclosed materials referred to herein relating to the Exchange Offer made by the Company with respect to the Existing Notes.

This will instruct you to tender the Existing Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

☐ Please tender the Existing Notes held by you for the account of the undersigned as indicated below:

Aggregate Principal Amount of Existing Notes

2.979% Notes due 2055 $
(must be in an amount equal to $2,000 in principal amount or in integral multiples of $1,000 in excess thereof)

☐ Please do not tender any Existing Notes held by you for the account of the undersigned.

PLEASE SIGN HERE

X:
	(Signature)	(Date)

(Type or Print Name)

(Address)

(Area Code and Telephone Number)

(Tax Identification or Social Security Number)

None of the Existing Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all of the Existing Notes held by us for your account.